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                                                                    EXHIBIT 21.1

                               POLYONE CORPORATION
                                  SUBSIDIARIES

NAME                                                  FORMATION JURISDICTION
----                                                  ----------------------
1997 Chloralkali Venture, Inc.                             Alabama
1999 General Compounding Partnership, Inc.                 Delaware
1999 Limited Compounding Partnership, Inc.                 Delaware
1999 PVC Partner, Inc.                                     Delaware
Acrol Holdings Limited                                     England
Altona Properties Pty Ltd. (37.4% owned)                   Australia
Auseon Limited                                             Australia
BayOne Urethane Systems, LLC (50% owned)                   Delaware
Burton Rubber Company                                      Ohio
Burton Rubber Compounding Limited Partnership              Delaware
Compounding Technology, Euro S.A.                          France
DH Compounding Company (50% owned)                         Delaware
Geon Development, Inc.                                     Ohio
Geon Polimeros Andios S.A. (51% owned)                     Colombia
Hanna France SARL                                          France
Hanna PAR Corporation                                      Delaware
Hanna Deutschland, GmbH                                    Germany
Hollinger Development Company                              Nevada
L. E. Carpenter & Company                                  Delaware
Lincoln & Southern Railroad Company                        Delaware
LP Holdings                                                Canada
M.A. Hanna Asia Holding Company                            Delaware
M.A. Hanna Export Services Company                         Barbados
M.A. Hanna Plastic Group, Inc.                             Michigan
M.A. Hanna International Financial Services Company        Ireland
M.A. Hanna de Mexico, S.A. de C.V.                         Mexico
M.A. Hanna U.K. Ltd                                        England
MAH Plastics Company                                       Delaware
O'Sullivan Plastics Corporation                            Nevada
Oxy Vinyls, LP (24% owned)                                 Delaware
Polymer Diagnostics, Inc.                                  Ohio
PolyOne, LLC                                               Delaware
PolyOne Belgium SA                                         Belgium
PolyOne Canada, Inc.                                       Canada
PolyOne Color and Additives Germany, GmbH                  Germany
PolyOne Corporation UK Limited                             England


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                                                             Exhibit 21 (cont'd)

PolyOne Distribution de Mexico S.A. de C.V.                Mexico
PolyOne Engineered Films, Inc.                             Virginia
PolyOne Engineering Vinyls UK, Ltd.                        England
PolyOne Funding Corporation                                Delaware
PolyOne Spain, S.A.                                        Spain
PolyOne France S.A.S.                                      France
PolyOne Hungary, Ltd.                                      Hungary
PolyOne Norway, A.S.                                       Norway
PolyOne-Shenzhen Co. Ltd.                                  China
PolyOne Shanghai, China                                    China
PolyOne Singapore, Ltd.                                    Singapore
PolyOne-Suzhou, China                                      China
PolyOne Sweden, AB                                         Sweden
PolyOne Th. Bergmann, GmbH                                 Germany
PolyOne Wilflex Europe, Ltd.                               England
PVC Powder Blends LP (90% owned)                           Delaware
Regalite Plastics Corporation                              Massachusetts
Shawnee Holdings, Inc.                                     Virginia
SPC Geon Pte. Ltd. (50% owned)                             Singapore
Star Color Co. Ltd.                                        Thailand
Sunbelt Chlor-Alkali Partnership (50% owned)               Delaware
Tekno Polimer Group                                        Turkey
TRANSCOLOR, S.A.                                           Spain
UBE-Hanna Compounding GmbH                                 Germany
Welvic Australia Pty. Ltd. (37.4% owned)                   Australia
PolyOne Wilflex Australasia Pty. Ltd.                      Australia


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